Exhibit 99.1

Payoneer Announces Fourth Quarter and Full Year 2021 Financial Results

Q4 Revenue Growth of 47% Driven by Continued Progress of our Strategy to Grow Higher Value Services, Including B2B AP/AR Volume Growth of Over 75%

NEW YORK – March 3, 2022 – Payoneer Global Inc. (“Payoneer”) (NASDAQ: PAYO), the commerce technology company powering payments and growth for the new global economy, today reported financial results for its fourth quarter and full year ended December 31, 2021.

Financial Highlights

Fourth Quarter 2021 versus Fourth Quarter 2020

●	Revenue increased 47% to $139.2 million as compared to $94.7 million in 2020.
●	Transaction costs as a percentage of revenue decreased to 20% from 25% in 2020.
●	Revenue less transaction costs increased 57% to $111.1 million from $70.8 million in 2020.
●	Net loss of $18.9 million compared to a net loss of $11.2 million in 2020.
●	Adjusted EBITDA of $13.5 million compared to Adjusted EBITDA of $(0.8) million in 2020.
●	Operational Metrics
●	Volume increased 16% to $16.2 billion as compared to $13.9 billion in 2020.
●	Revenue as a percentage of volume (“Take Rate”) increased to 86 basis points from 68 bps in 2020.

Full Year 2021 versus Full Year 2020

●	Revenue increased 37% to $473.4 million as compared to $345.6 million in 2020.
●	Transaction costs improved to 21% of revenue compared to 28% of revenue in 2020.
●	Revenue less transaction costs increased 50% to $371.9 million from $248.6 million in 2020.
●	Net loss of $34.0 million compared to a net loss of $23.7 million in 2020.
●	Adjusted EBITDA of $28.2 million compared to Adjusted EBITDA of $6.4 million in 2020.
●	Operational Metrics
●	Volume increased 28% to $56.7 billion as compared to $44.4 billion in 2020.
●	Take Rate increased to 84 basis points from 78 basis points in 2020.

“Payoneer had a very strong fourth quarter, delivering revenue and Adjusted EBITDA well ahead of our expectations as we continued to drive operating leverage, strong new customer acquisition and increased adoption of higher value services such as B2B AP/AR, especially in high growth markets around the world,” said Scott Galit, Chief Executive Officer of Payoneer. “Given our strong position and momentum, I am incredibly optimistic about our future. We are building on strength and just beginning to leverage our unique position in this massive market. We are excited about the growth potential for our platform and the positive returns we are generating from our investments as we continue to expand our broad range of services which enable businesses around the world to be successful across all digital sales channels.”

Fourth Quarter 2021 Business Highlights

The Company had a number of important accomplishments in the quarter that reinforce the strength of the platform, the positive ROI generated from investments and the large market opportunity ahead.

●	Year over year growth of over 50% in regions like Latin America, Southeast Asia and South Asia, the Middle East and North Africa;
●	New customer payback period of less than 12 months;
●	Triple digit growth with bank partnerships;
●	Exciting progress in the strategy to broaden Payoneer’s portfolio of higher value services
-	B2B AP/AR volumes grew over 75% year over year, accelerating sequentially from Q321. B2B AP/AR represented 11% of our volume, up from 7% in Q421;
-	Payoneer Commercial Card volume more than doubled from Q321;
●	Launched working capital partnership with Walmart, collaborating to provide Walmart sellers with easier access to the funds they need to grow their businesses

2022 Guidance

Michael Levine, Chief Financial Officer of Payoneer, said “Our strong 2021 financial results demonstrated our ability to execute our growth strategy, and our plan for 2022 is to continue building the go-to platform for global commerce.  We see the huge potential of the markets we serve and will continue to invest significantly to expand global sales teams and marketing capacity in high growth markets; differentiate our platform by increasing our R&D and Product teams to build, enhance and deliver new products and services; and launch initiatives and campaigns to accelerate growth of our higher value services such as B2B AP/AR, Payoneer Commercial Card, Merchant Services, and expand more aggressively into high growth geographic markets.”

“Our guidance also reflects the potential impact from the conflict in Ukraine.  While the situation remains fluid, we have constructed our guidance to assume zero contribution from Ukraine, Russia, and Belarus for the rest of the year.  Excluding the impact from the conflict in Ukraine, our revenue guidance would have been $576 million to $586 million, or 22% to 24% year over year, our transaction costs guidance would have been approximately 22% of revenue, and our Adjusted EBITDA guidance would have been breakeven to slightly positive,” Levine continued.

“However, Russia and Belarus combined represent approximately 3% of our revenues, and together with Ukraine were slightly less than 10% of revenue in 2021. For the remaining ten months of the year, we had projected these countries would generate approximately $46 million of revenue, which we are now excluding from our guidance.  We expect the rest of our global business to grow 22%-24% and in line with the great progress we’re making on our strategy.  As the situation in Ukraine is quite new and evolving very quickly, our guidance for Adjusted EBITDA is intended to reflect a downside outcome based on the full impact to our current unrevised investment plans,” concluded Levine.

2022 guidance is as follows:

Revenue(1)	$530 million - $540 million
Transaction costs	~22% of revenue
Adjusted EBITDA (2)	$(25) million to $(35) million

(1)	Assumes approximately equal contribution from volume growth and higher take rates
(2)	Please refer to “Financial Information; Non-GAAP Financial Measures” below

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 4:30 p.m. ET Thursday, March 3, 2022. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer (NASDAQ: PAYO) is the world’s go-to partner for digital commerce, everywhere.  From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world’s leading digital brands like Airbnb, Amazon, Google, Upwork and Walmart, Payoneer offers a universe of opportunities, open to you.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the risk that the business combination with FTAC Olympus Acquisition Corp. completed on June 25, 2021 (the “Reorganization”) disrupts current plans and operations of Payoneer; (2) the ability to recognize the anticipated benefits of the Reorganization, which may be affected by, among other things, competition, the ability of Payoneer to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (3) costs related to the Reorganization; (4) the outcome of any legal proceedings; (5) changes in applicable laws or regulations; (6) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (7) Payoneer’s estimates of its financial performance; and (8) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2021. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which were included in the 10-K, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA:  We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: Reorganization related expenses, M&A related expenses, stock-based compensation expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other non-recurring items, other financial expense (income), net, taxes on income, depreciation, amortization, and other non-recurring items.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2022 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.

In this earnings release, we reference volume, which is an operational metric.  Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once, with certain limited exceptions where both received and sent payment are counted. Note: we have updated our definition of volume to clarify that while we count volume only once for customers receiving payments and subsequently using those funds, there are certain limited exceptions, where both received and sent payments are counted. These exceptions have been consistently applied and are less than 3% of volume. The clarified definition has no impact on revenue, and applies to volume for all periods presented in this earnings release.

Investor Contact:

Investor Relations
investor@payoneer.com

Media Contact:

Irina Marciano

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF LOSS

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)		(Audited)
	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020

Revenues	$139,219	$$94,707	$473,403	$345,592

Transaction costs	28,130	23,949	101,476	97,040
Other operating expenses	31,623	24,234	124,649	81,976
Research and development expenses	25,462	17,366	80,760	52,301
Sales and marketing expenses	33,901	23,039	114,331	76,846
General and administrative expenses	19,762	11,010	64,399	37,629
Depreciation and amortization	4,534	4,533	17,997	17,095
Total operating expenses	143,412	104,131	503,612	362,887

Operating income (loss)	(4,193)	(9,424)	(30,209)	(17,295)

Financial income (expense):
Gain (loss) from change in fair value of Warrants	(11,573)	-	11,824	—
Other financial income (expense), net	11	(168)	(6,854)	2,012
Financial income (expense), net	(11,562)	(168)	4,970	2,012

Income (loss) before taxes on income	(15,755)	(9,592)	(25,239)	(15,283)

Taxes on income	3,121	1,589	8,711	8,320

Share in losses of associated company	26	34	37	143

Net loss	$(18,902)	$(11,215)	$(33,987)	$(23,746)

Per Share Data
Net loss per share attributable to common stockholders — Basic and Diluted loss per share	$(0.06)	$(0.29)	$(0.33)	$(0.80)

Weighted average common shares outstanding — Basic and Diluted	340,580,941	52,076,541	202,881,911	47,007,695

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended December 31		Year ended December 31,
	2021	2020	2021	2020
Net loss	$(18,902)	$(11,215)	$(33,987)	$(23,746)
Depreciation & amortization	4,534	4,533	17,997	17,095
Taxes on income	3,121	1,589	8,711	8,320
Other financial income, net	(11)	168	6,854	(2,012)
EBITDA	(11,258)	(4,925)	(425)	(343)
Stock based compensation expenses(1)	13,455	2,709	37,012	10,892
Reorganization related expenses(2)	—	—	5,087	—
Share in losses of associated company	26	34	37	143
Other non-recurring items(3)	—	1,350	—	(4,304)
M&A related expenses(4)	(257)	—	(1,721)	—
Gain from change in fair value of Warrants(5)	11,573	—	(11,824)	—
Adjusted EBITDA	$13,539	$(832)	$28,166	$6,388

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Represents the non-recurring reorganizational costs that were not recorded as a reduction of additional paid in capital. The amounts relate to legal and professional services associated with the Reorganization.
(3)	Consists primarily of a non-recurring allowance outside of normal course of business due to recovery of previously written off amount relating to one of our bank providers and non-recurring provision in connection with executive separation.
(4)	Represents non-recurring fair value adjustment of a liability related to our 2020 acquisition of optile. The year ended December 31, 2019 represents M&A activity related costs, which include legal and professional services.
(5)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of operations. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS (LOSS) PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)		(Audited)
	Three months ended December 31		Year Ended December 31,
	2021	2020	2021	2020

Numerator:
Net loss	$(18,902)	$(11,215)	$(33,987)	$(23,746)
Less dividends and revaluation attributable to redeemable preferred stock and redeemable convertible preferred stock	—	3,727	33,632	13,636
Net loss attributable to common stockholders	$(18,902)	$(14,942)	$(67,619)	$(37,382)
Denominator:
Weighted average common shares outstanding — basic and diluted	340,580,941	52,076,541	202,881,911	47,007,695
Net loss per share attributable to common stockholders — basic and diluted	$(0.06)	$(0.29)	$(0.33)	$(0.80)

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	December 31,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$465,926	$102,988
Restricted cash	3,000	26,394
Customer funds	4,401,254	3,346,722
Accounts receivable, net	13,844	17,843
CA receivables, net	53,675	66,095
Other current assets	25,024	10,417
Total current assets	4,962,723	3,570,459
Non-current assets:
Property, equipment and software, net	12,140	12,694
Goodwill	21,127	22,541
Intangible assets, net	37,529	34,415
Restricted cash	5,113	5,199
Deferred taxes	4,900	3,684
Investment in associated company	7,013	6,858
Severance pay fund	1,723	1,624
Operating lease right of use assets	12,943
Other assets	13,541	12,210
Total assets	$5,078,752	$3,669,684

Liabilities, redeemable preferred stock, redeemable convertible preferred stock and shareholders’ equity:
Current liabilities:
Trade payables	$17,200	$17,245
Outstanding operating balances	4,401,254	3,346,722
Current portion of long-term debt	—	13,500
Other payables	79,374	63,455
Total current liabilities	4,497,828	3,440,922
Non-current liabilities:
Long-term debt from related party	13,665	26,525
Warrants liability	59,877	—
Other long-term liabilities	20,309	12,403
Total liabilities	4,591,679	3,479,850
Commitments and contingencies

Redeemable convertible preferred stock, $0.01 par value, 209,529,798 shares authorized; 209,529,798 shares issued and outstanding; aggregate liquidation preference of $213,484 at December 31, 2020.	—	154,800
Redeemable preferred stock, $0.01 par value, 3,500 shares authorized; 3,500 shares issued and outstanding; aggregate liquidation preference of $36,520 at December 31, 2020.	—	10,735

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at December 31, 2021.
Common stock, $0.01 par value, 3,800,000,000 and 320,115,953 shares authorized; 340,384,157 and 48,608,176 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	3,404	486
Additional paid-in capital	575,470	79,706
Accumulated other comprehensive income	2,253	4,174
Accumulated deficit	(94,054)	(60,067)
Total shareholders’ equity	487,073	24,299
Total liabilities redeemable preferred stock, redeemable convertible preferred stock and shareholders’ equity	$5,078,752	$3,669,684

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2021	2020
Cash Flows from Operating Activities
Net loss	$(33,987)	$(23,746)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,997	17,095
Deferred taxes	(1,216)	(721)
Stock-based compensation expenses	36,574	11,074
Share in losses of associated company	37	143
Gain from change in fair value of Warrants	(11,824)	—
Transaction costs allocated to Warrants	5,087	—
Foreign currency re-measurement (gain) loss	1,103	(576)
Changes in operating assets and liabilities, net of the effects of business combinations:
Other current assets	(14,694)	3,627
Trade payables	469	2,865
Deferred revenue	(432)	417
Accounts receivables	3,933	(3,869)
CA extended to customers	(330,510)	(266,149)
CA collected from customers	342,930	259,790
Other payables	691	15,416
Other long-term liabilities	(4,775)	(2,572)
Operating lease right-of-use assets	9,525	—
Other assets	(1,331)	(3,268)
Net cash provided by (used in) operating activities	19,577	9,526

Cash Flows from Investing Activities
Purchase of property, equipment and software	(6,891)	(4,992)
Capitalization of internal use software	(14,008)	(9,045)
Change in severance pay fund contribution	(99)	378
Change in customer funds in transit	31,154	(37,713)
Investments in associated company	—	—
Acquisition of Optile, net of cash acquired	—	(15,482)
Net cash provided by (used in) investing activities	10,156	(66,854)

Cash Flows from Financing Activities
Exercise of options	19,438	849
Outstanding operating balances, net	1,054,530	1,659,944
Proceeds of long-term debt from related party	17,431	—
Repayment of long-term debt ($3,766 associated with related party transaction in 2021)	(43,791)	(19,975)
Issuance of redeemable preferred stock and warrants, net	—	32,646
Redemption of redeemable preferred stock	(39,803)	—
Proceeds from Reverse Recapitalization, net	108,643	—
Proceeds from PIPE financing, net	280,185	—
Net cash provided by financing activities	1,396,633	1,673,464

Effect of exchange rate changes on cash and cash equivalents	(1,222)	636

Net change in cash, cash equivalents, restricted cash and customer funds	1,425,144	1,616,772
Cash, cash equivalents, restricted cash and customer funds at beginning of the period	3,413,289	1,796,517
Cash, cash equivalents, restricted cash and customer funds at end of the period	$4,838,433	$3,413,289